Exhibit 11

                        STATEMENT RE: PER SHARE EARNINGS

                                                                   Year Ended December 31
                                                          1995               1994               1993
                                                  ---------------------------------------------------------
Income (loss) before cumulative
  effect of change in accounting                      $   259,000         ($1,089,000)       ($4,589,000)
Cumulative effect of
  change in accounting                                          -                   -            233,000
                                                      -----------          ----------         ----------
Net income (loss)                                         259,000         ( 1,089,000)       ( 4,356,000)
Less:  Preferred stock dividend                      (      9,000)        (     9,000)       (     9,000)
                                                      -----------          ----------         ----------
                                                      $   250,000         ($1,098,000)       ($4,365,000)
                                                      ===========          ==========         ==========

PRIMARY EARNINGS PER SHARE

Average shares outstanding                              2,100,900           2,083,092          2,083,092
Net effect of dilutive stock options-
  based on the treasury stock method
  using average market price                               13,957                  --                 --
                                                        ---------           ---------          ---------
Total                                                   2,114,857           2,083,092          2,083,092
                                                        =========           =========          =========

Income (loss) before cumulative
  effect of change in accounting                            $0.12              ($0.53)            ($2.20)
 Cumulative effect of
  change in accounting                                         --                  --               0.11
                                                            -----               -----              -----
Net income (loss)                                           $0.12              ($0.53)            ($2.09)
                                                            =====               =====              =====

FULLY DILUTED EARNINGS PER SHARE (a)

Average shares outstanding                              2,100,900           2,083,092          2,083,092
Net effect of dilutive stock options-
  based on the treasury stock method
  using the year-end market price, if
  higher than average market price                         27,452                  --                 --
Increase in common stock based on
  the assumption that the preferred
  shares were converted as of the
  beginning of the year                                    70,380              70,380             70,380
                                                        ---------           ---------          ---------
Total                                                   2,198,732           2,153,472          2,153,472
                                                        =========           =========          =========

Income (loss) before cumulative
  effect of change in accounting                            $0.12              ($0.51)            ($2.13)
Cumulative effect of
  change in accounting                                         --                  --               0.11
                                                            -----               -----              -----
Net income (loss)                                           $0.12              ($0.51)            ($2.02)
                                                            =====               =====              =====

(a) This calculation is presented in accordance with Regulation S-K although the resultant effect of the assumed conversion of preferred stock shares is antidilutive. Therefore, amounts computed under Regulation S-K differ from that which is required for financial reporting under Accounting Principles Board Opinion No. 15.